U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: April 20, 2001


                         ACCIDENT PREVENTION PLUS, INC.
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        (Exact name of small business issuer as specified in its Charter)



                                     NEVADA
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              (State or other Jurisdiction as Specified in Charter)



        00-26257                                         11-3461611
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(Commission file number)                    (I.R.S. Employer Identification No.)



                             325 Wireless Boulevard
                            Hauppauge, New York 11788
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                    (Address of Principal Executive Offices)



                                 (631) 360-0600
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                           (Issuer's telephone number)

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Item 5. Other Events and Regulation FD Disclosure


1.   Company Debt Reduction

The Registrant has received written authorization from certain convertible promissory note holders exercising the right of the holders to convert their notes into Common Stock of the Company. These conversions will result in the issuance of 675,660 shares of restricted Common Stock equating to a $979,707 in debt reduction. Additionally, the Company has reduced its bank debt to HSBC Bank by $365,898. In combination the Company has reduced its total liabilities by $1,345,645 or approximately twenty five percent of the outstanding debt, prior to such conversion and debt payment.

2.   Purchase Order

The Company has received a blanket purchase order from Intelligas, its Mexican Distributor. The total dollar value of the purchase order is $872,450 and is scheduled to be shipped over the next twelve months based on release schedules of the Distributor's clients. If delivered, and subject to all the usual contingencies of performance, this would represent the largest single purchase received by the Company from the Distributor.

                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            ACCIDENT PREVENTION PLUS, INC.


Date: April 20, 2001                        By: /s/ STEVEN H. WAHRMAN
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                                                    Steven H. Wahrman, President